UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2022
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2022, iRhythm Technologies, Inc. (the “Company”) entered into a Second Amendment (“Amendment”) to its loan agreement with Silicon Valley Bank. The Company’s Third Amended and Restated Loan and Security Agreement dated October 23, 2018 (as amended, the “Loan Agreement”) provided for a revolving line of credit in the aggregate principal amount of up to $25.0 million (the “Revolving Credit Line”) and a term loan in the original principal amount of $35.0 million (the “Existing Term Loan”). As of March 28, 2022, approximately $18.5 million aggregate principal amount of the Existing Term Loan was outstanding.

The Amendment amended the Loan Agreement to, among other things, provide a term loan facility in the aggregate principal amount of up to $75.0 million (the “2022 Term Loans”), of which $35.0 million aggregate principal amount of 2022 Term Loans were borrowed at closing and a portion of the proceeds of which were used to pay in full the Existing Term Loan. The remaining $40.0 million of 2022 Term Loans may be borrowed from time to time at the Company’s option, in increments of at least $10.0 million, through December 31, 2023. The Company shall pay interest only on the 2022 Term Loans until April 1, 2025, when it shall commence repaying the 2022 Term Loans in 24 equal consecutive monthly installments, with all obligations under the 2022 Term Loans maturing on March 1, 2027. Interest charged on the 2022 Term Loan shall accrue at a floating per annum rate equal to the greater of (A) the Prime Rate plus 0.25% and (B) 3.50%. The Company is also required to pay fees on any prepayment of the 2022 Term Loans, ranging from 3.0% to 1.0% depending on the date of prepayment, and a final payment equal to 5.0% of the principal amount of the 2022 Term Loans made. Once repaid or prepaid, the 2022 Term Loans may not be reborrowed.

The Amendment also amended the terms of the Revolving Credit Line under the Loan Agreement to (i) extend the maturity date from August 1, 2023 to March 1, 2027, (ii) increase the letters of credit sublimit to $15.0 million and (iii) increase the cash management services sublimit to $15.0 million. Interest charged on the principal amount outstanding under the Revolving Credit Line shall accrue at a floating per annum rate equal to the greater of (A) the Prime Rate plus 0.25% and (B) 3.50%. The Company is required to pay an annual fee equal to 0.15% of the Revolving Credit Line. As of March 29, 2022, no loans were outstanding under the Revolving Credit Line.

The Amendment amended the Loan Agreement to require the Company to comply, as of the last day of each fiscal quarter, with a quick ratio of at least 1.15 to 1.0 or minimum Adjusted EBITDA of at least $15.0 million.

The foregoing description of the Amendment and the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith and incorporated by reference herein and the Loan Agreement, which was described in and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on October 29, 2018, and Exhibit 4.4. to the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on March 2, 2020.

The Company issued a press release related to the Amendment on March 29, 2022 which is attached hereto as exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Second Amendment to the Third Amended and Restated Loan and Security Agreement dated March 28, 2022, by and between the Company and Silicon Valley Bank.
99.1	Press Release of iRhythm Technologies, Inc. dated March 29, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: March 29, 2022	By:	/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer